 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2017

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5008 Airport Road, Roanoke, Virginia	24012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting of Stockholders of Advance Auto Parts, Inc. (the “Company”) held on May 17, 2017 (the “Annual Meeting”), stockholders of the Company approved an amendment (the “Amendment”) to the Company's Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”) to reduce the stock ownership threshold requirement from 25 percent to 10 percent for stockholders to call a special meeting of stockholders. The Amendment became effective upon the filing of the Certificate of Fourth Amendment to Restated Certificate of Incorporation with the Secretary of State of Delaware on May 24, 2017. A copy of the Certificate of Fourth Amendment is attached as Exhibit 3.1 and is incorporated by reference herein.

Effective as of the filing date of the Certificate of Fourth Amendment to Restated Certificate of Incorporation, the Amended and Restated By-Laws have been amended to provide that stockholders who hold at least 10 percent of the outstanding common stock of the Company may call a special meeting of stockholders. A copy of the Amended and Restated By-Laws is attached as Exhibit 3.2 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

3.1	Certificate of Fourth Amendment to Restated Certificate of Incorporation of Advance Auto Parts, Inc., effective as of May 24, 2017.

3.2	Amended and Restated By-Laws of Advance Auto Parts, Inc., effective as of May 24, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: May 31, 2017	/s/ Thomas B. Okray
(Signature)*
Thomas B. Okray
Executive Vice President and Chief Financial Officer
* Print name and title of the signing officer under his signature.